Exhibit 4.5


                                   Amendment No. 3
                                 to Rights Agreement
                                         of
                                McMoRan Oil & Gas Co.


                 This Amendment  No. 3 (the  "Amendment") to  the Rights
            Agreement (the "Rights Agreement") between McMoRan Oil & Gas Co. (the "Company") and Mellon Securities Trust Company, as Rights Agent (the "Rights Agent"), dated May 19, 1994 by and between the Company and the Rights Agent is dated and effective as of August 26, 1998.


                                 W I T N E S S E T H


                 WHEREAS, Section 27 of the  Rights Agreement grants the
            Board of Directors of the Company the exclusive power and authority to amend the Rights Agreement;

                 WHEREAS, the  Company's Board  of Directors  desires to
            amend the Rights Agreement to permit certain existing stockholders to purchase additional shares of Common Stock of the Company without triggering the rights under the Rights Agreement.

                 NOW, THEREFORE,  in consideration of the  covenants and
            agreement contained herein, the parties agree as follows:

                 1. The definition of "Acquiring Person" in Section 1 of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

                           "Acquiring Person" means any Person
                      who,  together with  all Affiliates  and
                      Associates of such  Person, shall be the
                      Beneficial Owner  of 15% or more  of the
                      shares of Common Stock then outstanding,
                      but shall  not include the  Company, any
                      of   its   Subsidiaries,  any   employee
                      benefit plan  of the  Company or  any of
                      its    Subsidiaries   or    any   Person
                      organized,  appointed or  established by
                      the Company  or any of  its Subsidiaries
                      for or pursuant to the terms of any such
                      plan;  provided, however,  that for  the
                      purpose of determining  shares of Common
                      Stock beneficially  owned by Oppenheimer
                      Group, Inc., all  shares of Common Stock
                      beneficially owned by Oppenheimer Group,
                      Inc. on  the Distribution Date  shall be
                      excluded;  provided   further,  however,
                      that  none  of Freeport-McMoRan  Sulphur
                      Inc.,  a  Delaware corporation,  McMoRan
                      Exploration Co., a Delaware corporation,
                      MOXY LLC,  a Delaware  limited liability
                      company, and  Brimstone LLC,  a Delaware
                      limited  liability  company,  and  their
                      respective Subsidiaries, Affiliates, and
                      Associates (hereinafter collectively the
                      "Sulphur Parties") shall be deemed to be
                      an   Acquiring   Person;  and   provided
                      further,  however, that  none of  Alpine
                      Capital,  L.P.,  Robert  W.  Bruce  III,
                      Algenpar,  Inc.,   J.  Taylor  Crandall,
                      Keystone, Inc., Robert M. Bass and their respective Subsidiaries, Affiliates and Associates (hereinafter collectively the "Alpine Group") shall be deemed to be an Acquiring Person unless the Alpine Group shall be the Beneficial Owner of 25% or more of the shares of Common Stock outstanding.

                      Notwithstanding the foregoing, no Person
                      shall become an  Acquiring Person if (i)
                      such  Person has  become the  Beneficial
                      Owner of  15% (25%  with respect  to the
                      Alpine Group)  or more of the  shares of
                      Common  Stock, (ii)  the acquisition  by
                      such Person of the  shares that equal or
                      exceed  15%  (25%  with respect  to  the
                      Alpine  Group) of  the shares  of Common
                      Stock   was    made   without   apparent
                      knowledge of  the potential implications
                      of such acquisition under this Agreement
                      and  (iii)  either  (A) within  10  days
                      after  the  Company  has  notified  such
                      Person that the Company has become aware
                      of  such  potential  implications,  such
                      Person ceases to be the Beneficial Owner
                      of 15%  (25% with respect to  the Alpine
                      Group) or  more of the shares  of Common
                      Stock  or (B)  prior  to receiving  such
                      notice  such  Person  ceases to  be  the
                      Beneficial  Owner   of  15%   (25%  with
                      respect to the Alpine Group) or more of the shares of Common Stock.

                 2. The definition of the term "Flip-In" defined in the Summary of Terms is hereby amended to read in its entirety as follows:

                      If  any  person   becomes  an  Acquiring
                      Person,  then  each Right  (other  than
                      Rights   beneficially   owned   by   the
                      Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of shares of the Company's Common Stock having a market value of twice the Purchase Price.

                      "Acquiring Person" means  any Person who,
                      together   with   all   Affiliates   and
                      Associates of such  Person, shall be the
                      Beneficial Owner  of 15% or more  of the
                      shares of Common Stock then outstanding,
                      but shall  not include the  Company, any
                      of   its   Subsidiaries,  any   employee
                      benefit plan  of the  Company or  any of
                      its    Subsidiaries   or    any   Person
                      organized,  appointed or  established by
                      the Company  or any of  its Subsidiaries
                      for or pursuant to the terms of any such
                      plan;  provided, however,  that for  the
                      purpose of determining  shares of Common
                      Stock beneficially  owned by Oppenheimer
                      Group, Inc., all  shares of Common Stock
                      beneficially owned by Oppenheimer Group,
                      Inc. on  the Distribution Date  shall be
                      excluded;  provided   further,  however,
                      that  none  of Freeport-McMoRan  Sulphur
                      Inc.,  a  Delaware corporation,  McMoRan
                      Exploration Co., a Delaware corporation,
                      MOXY LLC,  a Delaware  limited liability
                      company, and  Brimstone LLC,  a Delaware
                      limited  liability  company,  and  their
                      respective  Subsidiaries Affiliates  and
                      Associates (hereinafter collectively the
                      "Sulphur Parties") shall be deemed to be
                      an   Acquiring   Person;  and   provided
                      further,  however, that  none of  Alpine
                      Capital,  L.P.,  Robert  W.  Bruce  III,
                      Algenpar,  Inc.,   J.  Taylor  Crandall,
                      Keystone, Inc., Robert M. Bass and their respective Subsidiaries, Affiliates and Associates (hereinafter collectively the "Alpine Group") shall be deemed to be an Acquiring Person unless the Alpine Group shall be the Beneficial Owner of 25% or more of the shares of Common Stock outstanding.

                      Notwithstanding the foregoing, no Person
                      shall become an  Acquiring Person if (i)
                      such  Person has  become the  Beneficial
                      Owner of  15% (25%  with respect  to the
                      Alpine Group)  or more of the  shares of
                      Common  Stock, (ii)  the acquisition  by
                      such Person of the  shares that equal or
                      exceed  15%  (25%  with respect  to  the
                      Alpine  Group) of  the shares  of Common
                      Stock   was    made   without   apparent
                      knowledge of  the potential implications
                      of such acquisition under this Agreement
                      and  (iii)  either  (A) within  10  days
                      after  the  Company  has  notified  such
                      Person that the Company has become aware
                      of  such  potential  implications,  such
                      Person ceases to be the Beneficial Owner
                      of 15%  (25% with respect to  the Alpine
                      Group) or  more of the shares  of Common
                      Stock  or (B)  prior  to receiving  such
                      notice  such  Person  ceases to  be  the
                      Beneficial  Owner   of  15%   (25%  with
                      respect to the Alpine Group) or more of the shares of Common Stock.

                 3.   All   capitalized  terms   used  herein   but  not
            otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

                 4. Except as specifically amended by this Amendment, the Rights Agreement shall remain in full force and effect.

                 5. Any reference to "this Agreement" or "the Rights Agreement" shall be deemed to be a reference to the Rights Agreement as amended hereby.

                 6. This Amendment, all rights hereunder and provisions hereof, shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to principles of conflict of laws.

                 7. This Amendment may be executed by the parties in one or more counterparts, all of which may be deemed an original, but all of which taken together shall constitute one and the same instrument.



                 IN  WITNESS  WHEREOF,  the  parties  hereto  have  duly
            executed this Amendment effective as of the day and year first above written.

                                          McMoRan OIL & GAS CO.


            Attest:

            By:/s/ Michael C. Kilanowski Jr.      By:/s/ Richard C. Adkerson
               -----------------------------        -------------------------
               Michael C. Kilanowski, Jr.           Richard C. Adkerson
               Secretary                            Co-Chairman of the Board and
                                                    Chief  Executive Officer


                                          MELLON SECURITIES TRUST COMPANY

            Attest:

            By:/s/ James S. McNellage            By:/s/ Nathan L. Hill
               --------------------------           -------------------------
               Name:James S. McNellage            Name:Nathan L. Hill
               Title:Assistant Vice President     Title:Assistant Vice President